EXHIBIT 99.01
Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

SECOND QUARTER 2005 RESULTS DATE NOTIFICATION – July 28, 2005

Basingstoke, UK and Philadelphia, US – 12 July 2005 – Shire Pharmaceuticals Group plc (LSE: SHP, NASDAQ: SHPGY; TSX: SHQ) will announce second quarter 2005 US GAAP earnings on Thursday, July 28, 2005.

Results announcement time:	12:00 BST / 07:00 EDT
Conference call time:	14:00 BST / 09:00 EDT

Live conference call:

Matthew Emmens, Chief Executive Officer and Angus Russell, Chief Financial Officer will host the live conference call at 14:00 BST/09:00 EDT.

Please RSVP ssalah@uk.shire.com (T: +44 (0)1256 894 160).

The details of the live conference call are as follows:

UK dial in	01452 568 061
US / Canada dial in	1866 224 2972
Password	Shire

Live Webcast:

The call will also be available live over the Internet via audio webcast, accessible through www.shire.com in the investor relations section. A slide presentation to accompany the call will also be available on the Shire website.

Replay:

A replay of the presentation will be available for two week. Details are as follows:

UK dial in	0845 245 5205
US dial in	18662474222

Registered in England 2883758 Registered Office as above

Stnd Int Dial In Number	+44 (0) 1452 55 00 00
Pin code	7659744 #
Webcast Replay	www.shire.com, in the investor relations section

If you have any problems accessing this, please contact: Souheil Salah on: +44 (0) 1256 894160

First Half 2005 IFRS Information

UK Listing Authority (UKLA) rules require listed companies to prepare group accounts in accordance with International Financial Reporting Standards (“IFRS”) for accounting periods beginning on or after 1 January 2005. Shire previously prepared group accounts in accordance with UK GAAP under the UKLA rules. To comply with this new obligation, Shire will publish its interim results for the six months ended 30 June 2005 in accordance with IFRS in September 2005, together with its IFRS accounting policies, IFRS restatements of previously published results, and reconciliations to previously published results, as required by IFRS1, First-time adoption of International Financial Reporting Standards.

For further information please contact:

Investor Relations	Souheil Salah (Rest of the World)	+44 1256 894 160
	Heidi Wunder (North America)	+1 484 595 8709

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing projects and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), and renal diseases. Shire has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com.